Exhibit 10.2

FIFTH AMENDMENT AGREEMENT

This is a Fifth Amendment Agreement (the “Fifth Amendment”), dated and effective as of July 31, 2008 (the “Effective Date”), with respect to that certain Loan Agreement (the “Loan Agreement”) dated as of December 27, 1999, made by BIBP Commodities, Inc., a Delaware corporation (“Borrower”), and Capital Delivery, Ltd., a Kentucky corporation (“Lender”); and that certain Promissory Note (the “Note”) dated as of December 27, 1999, made by Borrower in favor of Lender, all as amended by an Amendment Agreement dated June 15, 2001, by a Second Amendment Agreement dated July 1, 2002, by a Third Amendment Agreement dated May 17, 2004, and by a Fourth Amendment dated December 19, 2007.

Recitals

A.            Lender has made available to Borrower a revolving line of credit (the “Loan”) as evidenced by the Loan Agreement and the Note, as amended.

B.            Borrower and Lender anticipate increased borrowing needs for Borrower and desire to further amend the Loan Agreement and the Note as provided herein to increase the maximum principal amount of the Loan.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             The above Recitals are hereby incorporated by reference into the text of this Amendment as if they were repeated verbatim herein.  Capitalized terms, unless otherwise defined herein, shall have the meaning given them in the Loan Agreement or the Note, as the case may be.

2.             Borrower and Lender hereby amend the terms of the Loan Agreement and the Note to increase the Maximum Amount of the Loan from $30,000,000 to $40,000,000.

3.             The Maturity Date of the Loan is hereby extended to December 31, 2009.

4.             Section 1(b) of the Loan Agreement is hereby amended and restated, as of the Effective Date, as follows:

(b)          Extension of Term.  Commencing December 31, 2008, and continuing effective each December 31 thereafter, the Maturity Date shall be extended for a period of one (1) year, provided that on the effective date of each such extension there exists then no Event of Default, as defined below, and provided further that Lender has not given notice to Borrower of non-extension prior to such effective date.

5.             Borrower and Lender hereby acknowledge and agree that (i) the obligations evidenced by the Loan Agreement and the Note, as previously amended, remain in full force and effect except as specifically modified by this Fifth Amendment; and (ii) this Fifth Amendment is merely a modification to the terms of the Loan and does not constitute a novation with respect to any prior indebtedness with respect to the Loan.

IN WITNESS WHEREOF, Borrower and Lender have executed this Fifth Amendment as of the date first above written, but actually on the dates set forth below their respective signatures.

Borrower:	BIBP COMMODITIES, INC.

	By	/s/ Patrick W. Gaunce
Patrick W. Gaunce
President

	Date:	07/21/2008

Lender:	CAPITAL DELIVERY, LTD.

	By	/s/ J. David Flanery
J. David Flanery
President and Treasurer

	Date:	7/21/2008